Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-273618) and S-8 (Nos. 333-264728, 333-273621 and 333-281183) of Bausch + Lomb Corporation of our report dated February 18, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
February 18, 2026

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